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                                                                    EXHIBIT 15.2

(GEOSTAT SYSTEMS INTERNATIONAL INC. LOGO)

                  CONSENT OF GEOSTAT SYSTEMS INTERNATIONAL INC.

Blainville, March 31, 2006

Securities and Exchange Commission      Ontario Securities Commission
450 Fifth St. N. W.                     Suite 1903, Box 55
Washington, D.C. 20259                  20 Queen Street West
USA                                     Toronto, Ontario, M5H 3S8

SUBJECT: Our report dated February 23, 2004, VERIFICATION DES RESSOURCES ET DES RESERVES DE LA MINE JOE MANN - RESSOURCES CAMPBELL INC.

I, Robert de l'Etoile, eng., do hereby consent to the filing of the written disclosure of extracts of the technical report titled VERIFICATION DES RESSOURCES ET DES RESERVES DE LA MINE JOE MANN, RESSOURCES CAMPBELL INC. and dated February 23, 2004 (the "Technical Report") in the Item 4 of the Annual Report in Form 20-F of RESSOURCES CAMPBELL INC. with the securities regulatory authorities referred to above.

I also certify that I have read the written disclosure being filed and that it fairly and accurately represents the information in the technical report that supports the disclosure.

However, it has come to our attention that the resource model has significantly changed since the publication of our Technical Report. As a consequence we consider that the resources published in our Technical Report are not current and that they should only be treated as historical. Our Technical Report does not support the written disclosure relating to resources and reserves dated past December 31, 2003.

Yours truly,


/s/ Robert de l'Etoile
-------------------------------------
Robert de l'Etoile, eng.
March 31, 2006

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10 boul. De la Seigneurie, suite 203
Blainville (Quebec) Canada J7C 3V5
Telephone: (450) 433-1050
Fax: (450) 433-1048